Exhibit 10.07

FIRST AMENDMENT TO REIMBURSEMENT AND SECURITY AGREEMENT AND

TO SUPPORT AGREEMENT

THIS FIRST AMENDMENT TO REIMBURSEMENT AND SECURITY AGREEMENT AND TO SUPPORT AGREEMENT (this “Amendment”) is entered into as of December 3, 2009 by and between AMYRIS BIOTECHNOLOGIES, INC., California corporation (the “Borrower”), and BANK OF THE WEST, a California banking corporation (the “Bank”).

Recitals

WHEREAS, the Borrower and the Bank are parties to a Reimbursement Agreement and Security Agreement dated as of November 5, 2009 (the “Reimbursement Agreement”) and a Support Agreement dated as of November 5, 2009 (the “Support Agreement”).

WHEREAS, the Borrower and the Bank desire to amend the Reimbursement Agreement and the Support Agreement for the purposes hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1.     Amendment to Reimbursement Agreement. Effective as of the First Amendment Effective Date (as hereinafter defined), the Reimbursement Agreement is amended as follows:

(a)    The Commitment amount of $3,450,000 contained in Section 2.01(a) of the Reimbursement Agreement is increased to $4,450,000.

(b)    The amount to be retained in the Support Account in accordance with Section 6.12 of the Reimbursement Agreement is increased to $4,450,000.

(c)    The date in the definition of “Subordinated Agreement” in Schedule 1.01 to the Reimbursement Agreement is completed with the date of “December             2008.”

2.     Support Agreement. Effective as of the First Amendment Effective Date, Section 2 of the Support Agreement is amended and restated to read as follows:

“2. Support Agreement. Bank and Borrower agree that (a) certificate of deposit number 014812230 established by Bank in the name of Borrower, (b) certificate of deposit number 014916080 established by Bank in the name of Borrower and (c) all substitutions, additional and replacement accounts for the foregoing are the collectively, the Support Account (the “Support Account”) that, pursuant to the Reimbursement Agreement, Borrower has agreed to maintain with Bank and in which Borrower has agreed to maintain on deposit not less than Four Million Four Hundred and Fifty Thousand Dollars ($4,450,000) (the “Minimum Amount”). So long as no Event of Default has occurred under the Reimbursement Agreement, upon request of Borrower made no more frequently than once in any calendar quarter, Bank agrees to release to Borrower any amounts on deposit in the Support Account in excess of the Minimum Amount; provided, that so long as the Support Account is in the form of one or more certificates of deposit or other time deposits, any such release from any such certificate or account shall be available to Borrower only on maturity or roll over dates.

3.     Conditions Precedent. This Amendment shall be effective as of the date (the “First Amendment Effective Date”) upon which the following conditions are satisfied:

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(a)    Counterparts of this Amendment shall have been signed and delivered to the Bank by the parties hereto.

(b)    The Bank shall have received such documents and certificates as the Bank or its counsel may reasonably request relating to the organization or formation, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, the Reimbursement Agreement or this Amendment, all in form and substance satisfactory to the Administrative Agent.

(c)    The Borrower shall have deposited into the Support Account the amounts required to comply with this Amendment.

(d)    The Borrower shall have paid to the Bank all other fees and other amounts due and payable on or prior to the First Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Bank shall notify the Borrower of the First Amendment Effective Date, and such notice shall be conclusive and binding.

4.     Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof, after giving effect to this Amendment, the representations and warranties of the Borrower in the Loan Documents are true and correct in all material respects, and no Potential Default or Event of Default has occurred and is continuing.

5.     Ratification. The Reimbursement Agreement and Support Agreement as amended hereby: are hereby ratified and remain in full force and effect.

6.     Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

7.     Choice of Law. This Amendment and the other Loan Documents shall be construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as date first above written.

BORROWER:

AMYRIS BIOTECHNOLOGIES, INC.

By:	/s/ Jeryl Hilleman
Jeryl Hilleman, Chief Financial Officer

BANK:

BANK OF THE WEST

By:	/s/ Lebbeus S. Case

Lebbeus S. Case, Jr., Vice President & Senior
Relationship Manager

CERTIFICATE OF RESPONSIBLE OFFICER

The undersigned hereby certifies to the Bank that (1) the Borrower has previously delivered to the Bank a true, correct and complete copy of the Borrower’s Organization Documents (collectively, the “Delivered Organization Documents”), (2) since such delivery, there has been no changes in the Delivered Organization Documents, and no such document has been repealed, revoked, rescinded or amended in any respect and each remains in full force and effect, (3) the Borrower remains in good standing in the State of California, (4) the resolutions delivered to the Bank by the Borrower on or prior to the date of the Credit Agreement authorize the execution, delivery and performance of the foregoing Amendment and have not been repealed, revoked, rescinded, amended or modified in any respect, (5) such resolutions authorize the Chief Financial Officer (the “Authorized Executing Officer”) of the Borrower to execute the foregoing Amendment on behalf of the Borrower, (6) the Person executing the foregoing Amendment on behalf of the Borrower has been duly elected and now holds the Authorized Executing Office set forth below or next to his or her name, and the signature set forth below is his or her true signature, (7) the undersigned is authorized to deliver this Certificate on behalf of the Borrower, and (8) the Bank may conclusively rely on this Certificate unless and until superseding documents shall be delivered to the Bank.

Executed as of this 3rd day of December, 2009

/s/ Tamara L. Tompkins
Name:	Tamara Tompkins
Title:	Secretary

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